Exhibit 10.1

ASSIGNMENT AND ASSUMPTION OF SUBLEASE

This ASSIGNMENT AND ASSUMPTION OF SUBLEASE (this “Assignment”) is entered into as of August 2, 2019, by and between Wellspring Biosciences, Inc., a Delaware corporation (“Assignor”), and Araxes Pharma LLC, a Delaware limited liability company (“Assignee”).

RECITALS

A.Reference is made to that certain Sublease, dated December 20, 2016 (“Sublease”), by and between Assignor, as Sublandlord, and Kura Oncology, Inc., a Delaware corporation (“Subtenant”), as Subtenant, as amended by that certain 1st Amendment to Sublease, dated March 1, 2019 (as amended or otherwise modified from time to time) for the sublease of a portion of the Premises (as hereafter defined) consisting of 5,216 rentable square feet (the “Subleased Premises”), under that certain Lease, dated December 20, 2016 (“Lease”), by and between ARE-SD Region No. 35, LLC, as landlord (“Landlord”), and Assignor, as tenant, as amended by that certain First Amendment to Lease, dated January 7, 2019 (as amended or otherwise modified from time to time) for the lease of certain premises commonly known as approximately 24,759 rentable square feet in a building located at 3033 Science Park Road, San Diego, CA, as more particularly described in the Lease (the “Premises”).  Capitalized terms used, but not defined, herein shall have the meanings set forth in the Lease.

B.Concurrently with this Assignment, pursuant to that certain Assignment and Assumption of Lease dated as of even date herewith, Assignor will assign the Lease to Assignee, and Assignee will assume the Lease from Assignor.

C.Assignor desires to assign all of its rights, title, interest and obligations under the Sublease to Assignee, and Assignee desires to accept such assignment from Assignor and assume all liabilities and obligations thereunder, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee (each, a “Party” and, together, the “Parties”) agree as follows:

AGREEMENT

1.Recitals. The foregoing recitals are hereby made a part of this Assignment.

2.Defined Terms. Capitalized terms used but not defined in this Assignment have the meanings set forth in the Lease.

3.Assignment and Assumption. Subject to the provisions of this Assignment, effective as of the Effective Date (as hereafter defined), Assignor hereby irrevocably and unconditionally grants, assigns, transfers, conveys and delivers to Assignee, and Assignee hereby (i) accepts the assignment of all Assignor’s right, title and interest in the Sublease, (ii) agrees to be fully bound as Sublandlord under the Sublease from and after the Effective Date, and (iii) assumes Assignor’s obligations accruing under the Sublease from and after the Effective Date, provided that the

Landlord’s Consent (as hereafter defined) is executed and delivered to Assignee. This Assignment shall be effective as of the date Landlord’s consent to this Assignment (“Landlord’s Consent”) is executed and delivered by Landlord (the “Effective Date”).  Assignor shall surrender the Subleased Premises to Assignee on or before the Effective Date in broom-clean condition “as is” without any representation or warranty except as set forth expressly herein.

4.Assignor Representations and Warranties. Assignor and Assignee each hereby represents and warrants that it has full right, power and authority to enter into this Assignment and that the person or persons executing this Assignment on behalf of Assignor and Assignee, as the case may be, is duly authorized to do so, and has the requisite power to bind Assignor or Assignee, as the case may be.

5.Indemnification. Assignor hereby indemnifies, protects, defends and holds Assignee and its successors and assigns, harmless from any and all losses, both known or unknown, present and future, at law or in equity, arising out of, by virtue of, or in any way related to the breach by Assignor of (or Assignor’s failure to timely perform) any or all of the obligations imposed on such Assignor under the Sublease, which obligations arose prior to or on the date hereof.

6.Subtenant’s Security Deposit.  Assignee has received the Security Deposit and Assignee shall be solely liable for the obligations of “Sublandlord” with respect thereto in accordance with the terms of the Sublease.

7.Conditioned Upon Landlord’s Consent.  This Assignment is contingent upon, and shall not be effective until, Landlord’s Consent to this Assignment is executed and delivered by Landlord.

8.Notices. Notices provided under this Agreement or the Sublease shall be delivered in the same manner as required by Section 14 of the Sublease, with addresses for each Party as follows:

If to Assignor:Wellspring Biosciences, Inc.

3033 Science Park Road

San Diego, CA 92121

Attn: Chief Executive Officer

If to Assignee:Araxes Pharma LLC

3033 Science Park Road

San Diego, CA 92121

Attn: Chief Executive Officer

9.Governing Law.  The terms and provisions of this Assignment shall be construed in accordance with and governed by the laws of the State of California as applied to contracts entered into entirely in California by California residents.

10.Partial Invalidity. If any term, provision or condition contained in this Assignment shall, to any extent, be invalid or unenforceable, the remainder of this Assignment, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Assignment shall be valid and enforceable to the fullest extent possible permitted by law.

11.Counterparts and Electronic Signatures. This Assignment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.  This Assignment may be executed by a Party’s signature transmitted by facsimile or email, and copies of this Assignment executed and delivered by means of faxed or emailed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures.  The Parties may rely upon faxed or emailed signatures as if such signatures were originals.  The Parties agree that a faxed or emailed signature page may be introduced into evidence in any proceeding arising out of or related to this Assignment as if it were an original signature page.

12.Entire Agreement.  This Assignment, together with the Sublease as incorporated or referenced herein, constitutes the entire agreement and complete understanding of the Parties with respect to the matters set forth herein and merges and supersedes all prior, oral and written, agreements and understandings, and all contemporaneous oral agreements and understandings, of any nature whatsoever with respect to such subject matter.

13.Binding Effect.  This Assignment shall be binding upon and inure to the benefit of the Parties and their heirs, successors and assigns.

14.Captions.  The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.

15.Further Actions.  Each Party hereby covenants and agrees, at its own expense, to execute and deliver, at the request of any other Party, such further instruments and to take such other action as the other Party may reasonably request to more effectively consummate the assignment contemplated by this Assignment.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first written above.

ASSIGNOR:	Wellspring biosciences, INC., a Delaware corporation

By: /s/ Carin Sandvik
Name: Carin Sandvik
Title: VP, Finance

ASSIGNEE:	Araxes pharma llc, a Delaware limited liability company

By: /s/ Troy E. Wilson, Ph.D., J.D.
Name: Troy E. Wilson, Ph.D., J.D.
Title: Sole Managing Member

[Signature Page to Assignment and Assumption of Lease]

IN WITNESS WHEREOF, Subtenant has duly executed and delivered this Assignment as of the date first written above, for the sole purpose of acknowledging Sections 6 and 8 hereof.

SUBTENANT:	KURA ONCOLOGY, INC., a Delaware corporation

By: /s/ John Farnam
Name: John Farnam
Title: COO

[Signature Page to Assignment and Assumption of Lease]